UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 29, 2021

Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2590 Oakmont Drive, Suite 520

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	The NASDAQ Stock Market LLC

Item 8.01. Other Events.

On October 5, 2021, Volcon, Inc. (the “Company”) priced the initial public offering (“IPO”) of its common stock, $0.00001 par value per share (the “Common Stock”), at an offering price of $5.50 per share (the “IPO Price”), pursuant to the Company’s registration statement on Form S-1 (File No. 333-259468), as amended (the “Registration Statement”). On October 5, 2021, in connection with the pricing of the IPO, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp., as representative of the underwriter listed on Schedule I thereto (the “Underwriter”), pursuant to which the Company agreed to offer and sell 3,025,000 shares of its Common Stock at the IPO Price. The offering closed and the shares were delivered on October 8, 2021 (the “Closing Date”).

The Underwriter was granted a 45-day over-allotment option to purchase up to an additional 226,875 shares of Common Stock from the Company. The Underwriter exercised the over-allotment option in full and, on October 29, 2021, the over-allotment shares were delivered.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcon Inc.

By:	/s/ Greg Endo
Greg Endo Chief Financial Officer

Dated:  November 1, 2021

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